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                               Exhibit a.(10)(f)
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MINNESOTA LIFE                                                                      SUPPLEMENT TO POLICY CHANGE APPLICATION PART 1
                                                                                                          VARIABLE ADJUSTABLE LIFE
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Minnesota Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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Policyowner's name (Please Print)

ALLOCATIONS TO SUB-ACCOUNTS AND GUARANTEED PRINCIPAL ACCOUNT
[_] Allocate Net Premiums as indicated in Column A.
[_] Allocate Single Non-Repeating Premium as indicated in Column B
    (Note: Billable NRP's use the same allocation as Net Premium).
[_] Allocate Partial Surrender as indicated in Column C.

    Increments of 5%, Minimum is 5%, Each column must total 100%.
     A               B              C
    Net            Single        Partial
  Premium           NRP         Surrender
_____________% _____________% _____________% Growth
_____________% _____________% _____________% Bond
_____________% _____________% _____________% Money Market
_____________% _____________% _____________% Asset Allocation
_____________% _____________% _____________% Mortgage Securities
_____________% _____________% _____________% Index 500
_____________% _____________% _____________% Capital Appreciation
_____________% _____________% _____________% Guaranteed Principal Account
_____________% _____________% _____________% International Stock
_____________% _____________% _____________% Small Company Growth
_____________% _____________% _____________% Value Stock
_____________% _____________% _____________% Small Company Value
_____________% _____________% _____________% Global Bond
_____________% _____________% _____________% Index 400 Mid-Cap
_____________% _____________% _____________% Macro-Cap Value
_____________% _____________% _____________% Micro-Cap Growth
_____________% _____________% _____________% Real Estate Securities
_____________% _____________% _____________% Templeton Dv Mkt /2/
_____________% _____________% _____________% Templeton Asset Strategy Fund--Class 2
_____________% _____________% _____________% Janus Aspen Cap App-Svc Sh /o/
_____________% _____________% _____________% Janus Aspen Int Grth-Svc Sh /o/
_____________% _____________% _____________% Fidelity VIP Contrafund (R) SC2*
_____________% _____________% _____________% Fidelity VIP Equity-Income SC2*
_____________% _____________% _____________% Fidelity VIP Mid Cap SC2*
_____________% _____________% _____________% Franklin Small Cap Fund-Class 2
_____________% _____________% _____________% Warburg Pincus Glo Post-Vent /1/
_____________% _____________% _____________% Other ______________________________
_____________% _____________% _____________% Other ______________________________
_____________% _____________% _____________% Other ______________________________

1 Invests in Warburg Pincus Trust                                           2 Invests in Franklin Templeton VIP Trust Class 2 Shares
o Invests in Aspen Series Service Shares                                    * Invests in Service Class 2 Shares

F. MHC-48654 Rev. 12-2000                                                                                                   1 of 3
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Policyowner's name (Please Print)

SUB-ACCOUNT TRANSFERS (Minimum transfer lesser of $250 or the account balance.)
Growth                        $ _________ to _________     Macro-Cap Value               $ _________ to _________
Bond                          $ _________ to _________     Micro-Cap Growth              $ _________ to _________
Money Market                  $ _________ to _________     Real Estate Securities        $ _________ to _________
Asset Allocation              $ _________ to _________     Templeton Dv Mkt /2/          $ _________ to _________
Mortgage Securities           $ _________ to _________     Templeton Ast St /2/          $ _________ to _________
Index 500                     $ _________ to _________     Janus Asp Cap App /o/         $ _________ to _________
Capital Appreciation          $ _________ to _________     Janus Asp Int Grth /o/        $ _________ to _________
Guaranteed Principal Account  $ _________ to _________     Fidelity VIP Contra*          $ _________ to _________
International Stock           $ _________ to _________     Fidelity VIP Eq-Inc*          $ _________ to _________
Small Company Growth          $ _________ to _________     Fidelity VIP MidCap*          $ _________ to _________
Value Stock                   $ _________ to _________     Franklin Sm Cap /2/           $ _________ to _________
Small Company Value           $ _________ to _________     Warburg Gl Pst-V /1/          $ _________ to _________
Global Bond                   $ _________ to _________     Other ________________        $ _________ to _________
Index 400 Mid-Cap             $ _________ to _________     Other ________________        $ _________ to _________

SYSTEMATIC TRANSFER (Dollar Cost Averaging)
[_] Start a Systematic Transfer of funds (Complete Parts A, B, C, & D).
[_] Change the transfer amount (Complete Parts A & B).
[_] Change the frequency (Complete Part C).
[_] Change the transfer date (Complete Part D).
[_] Cancel the Systematic Transfer.

PART A: Transfer Option (Minimum transfer lesser of $250 or the account balance).
        Select one of the following:
        [_] __________ units from the ________________________Account. (Units must be a positive whole number.)
        [_] __________ from the ______________________________Account. (Must be a positive whole number.)

PART B: Transfer Allocation (Increments of 1%, Minimum is 1%, Must total 100%.)
        Note: Indicate dollar amounts only if transferring a dollar amount from Part A.
        Allocate the amount transferred as follows:
         Dollar Amount or Percent                                 Dollar Amount or Percent
        $___________ ______ % Growth                             $___________ ______ % Macro-Cap Value
        $___________ ______ % Bond                               $___________ ______ % Micro-Cap Growth
        $___________ ______ % Money Market                       $___________ ______ % Real Estate Securities
        $___________ ______ % Asset Allocation                   $___________ ______ % Templeton Dv Mkt /2/
        $___________ ______ % Mortgage Securities                $___________ ______ % Templeton Ast St /2/
        $___________ ______ % Index 500                          $___________ ______ % Janus Asp Cap App /o/
        $___________ ______ % Capital Appreciation               $___________ ______ % Janus Asp Int Grth /o/
        $___________ ______ % Guaranteed Principal Account       $___________ ______ % Fidelity VIP Contra*
        $___________ ______ % International Stock                $___________ ______ % Fidelity VIP Eq-Inc*
        $___________ ______ % Small Company Growth               $___________ ______ % Fidelity VIP MidCap*
        $___________ ______ % Value Stock                        $___________ ______ % Franklin Sm Cap /2/
        $___________ ______ % Small Company Value                $___________ ______ % Warburg Gl Pst-V /1/
        $___________ ______ % Global Bond                        $___________ ______ % Other _____________
        $___________ ______ % Index 400 Mid-Cap                  $___________ ______ % Other _____________

PART C: Frequency
        [_] Monthly        [_] Quarterly        [_] Semi-annually      [_] Annually

PART D: Transfer Date (10th or 20th only)
        [_] 10th       [_] 20th       Starting ____________(Month and Year)       Ending____________(Month and Year)

1 Invests in Warburg Pincus Trust                                           2 Invests in Franklin Templeton VIP Trust Class 2 Shares
o Invests in Aspen Series Service Shares                                    * Invests in Service Class 2 Shares

F. MHC-48654-2 Rev. 12-2000                                                                                                 2 of 3
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Policyowner's name (Please Print)

INVESTMENT SUITABILITY -- TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The
Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

1.   Employer____________________________________________________ Address________________________________________________________

     Occupation_____________________________________________________________________________ Years Employed______________________

2.   Are you an employee of Minnesota Life or a subsidiary?                                                      [_] Yes   [_] No

3.   Are you a spouse or dependent child of an employee of Minnesota Life or a subsidiary?                       [_] Yes   [_] No

4.   Are you an employee of a NASD firm?                                                                         [_] Yes   [_] No

5.   Are you of legal age in the state of your mailing address?                                                  [_] Yes   [_] No

6.   Dependents: [_] Spouse      [_] Children      How many?________________________ Ages________________________________________

7.   Approximate: Annual Income $__________________  Assets $__________________  Debt $_______________  Tax Bracket_____________%
     Please indicate spouse's income if it should be considered in determining suitability. $____________________________________

8.   Who will be primarily responsible for paying the premium? __________________________________________________________________

9.   Face amount of life insurance in force $___________________

10.  Asset Breakdown:
     Savings                  $__________________________      Balanced/Total Return Funds   $__________________________
     Insurance Cash Values    $__________________________      Stock Funds                   $__________________________
     Real Estate              $__________________________      Bond Funds                    $__________________________
     Business Interests       $__________________________      Individual Stocks             $__________________________
     Retirement Funds         $__________________________      Individual Bonds              $__________________________
     Other __________________ $__________________________

11.  Ranking of Investment Objectives (Rank 1-5, in order of importance; 1 is "most important")
     _______________ Capital Preservation/Conservative Income          ______________ Growth
     _______________ Current Income                                    ______________ Aggressive Growth
     _______________ Total Return/Conservative Growth

12.  Risk Tolerance (Check one):
     [_] Low Risk      [_] Moderate Risk      [_]High Risk

13.  Did you receive the current Variable Adjustable Life and the Funds Prospectuses for the
     product you are applying for?
     VAL  [_] Yes  [_]  No     VAL Horizon  [_] Yes  [_] No     VAL Second Death  [_] Yes  [_] No

14.  The Fund Prospectuses refer to a Statement of Additional Information. Please indicate below if you would like to request the Statement of Additional Information for the following funds:

     [_] Advantus      [_] Templeton      [_] Janus      [_] Fidelity      [_] Warburg

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For Registered Principal Use Only
Suitability Accepted by Registered Principal ______________________________________________________________ Date_________________


F. MHC-48654-4 Rev. 12-2000                                                                                                 3 of 3
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